FIRST AMENDMENT TO
AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”), dated as of November 9, 2017, is entered into by and among InvenTrust Properties Corp., a Maryland corporation (the “Company”), and Michael E. Podboy (“Executive”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Amended and Restated Executive Employment Agreement, dated June 19, 2015 (the “Agreement”), which provides for Executive’s employment by the Company as its Executive Vice President, Chief Investment Officer;

WHEREAS, on November 23, 2015, Executive was appointed to the additional positions of Chief Financial Officer and Treasurer; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein, in part to reflect Executive’s additional duties and responsibilities in connection with such appointments; and

WHEREAS, pursuant to Section 15 of the Agreement, the Agreement may be amended in a writing signed by the Executive and a duly authorized representative of the Company.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement is hereby amended as set forth herein.

AMENDMENT

1.	The first and second sentences of Section 1 of the Agreement are hereby amended and restated in its entirety as follows:

“The Company will employ Executive as its Executive Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer. The principal location of Executive’s employment shall be at the Company’s principal executive office located in Downers Grove, Illinois, although Executive understands and agrees that Executive will be required to travel from time to time for business reasons.”

2.	The first sentence of Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Effective as of January 1, 2017, the Company will pay to Executive a base salary during the “Term” (as defined in Section 3 below) at a rate of $515,000 per annum, which may be reviewed and increased (but not decreased) from time to time in the normal course of business (such annual salary, as in effect from time to time, to be referred to herein as “Base Salary”).”

3.	The third sentence of Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Effective as of January 1, 2017, Executive will be eligible to receive an annual target bonus no less than ninety percent (90%) of Executive’s Base Salary (“Target Bonus”) with threshold and maximum bonus levels to be determined on an annual basis by the Compensation Committee in good faith, with the actual bonus that becomes payable to be based on the actual achievement of the applicable performance criteria as determined by the Compensation Committee.”

4.	This First Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

5.	Except as expressly provided herein, all terms and provisions of the Agreement shall remain in full force and effect.

COMPANY:
INVENTRUST PROPERTIES CORP.

By: /s/ Thomas McGuinness
Name: Thomas McGuinness
Title: Chief Executive Officer and President

EXECUTIVE:

/s/ Michael E. Podboy
Name: Michael E. Podboy
Title: Executive Vice President, Chief Financial Officer, Chief Investment Officer and Treasurer

I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of InvenTrust Properties Corp. on November 9, 2017.

Executed on this ____ day of November, 2017.

/s/ Thomas P. McGuinness
Thomas P. McGuinness
President and Chief Executive Officer

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